UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

1365 West Business Park Drive, Orem, Utah 84058
(Address of principal executive offices, Zip Code)

(877) 219-6050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2014, James G. Carter voluntarily resigned as a member of the Board of Directors and Compensation Committee of ActiveCare, Inc., a Delaware corporation (the “Registrant”).  Mr. Carter’s resignation is not due to any disagreements with us or any officer or director of the Registrant.  Mr. Carter’s resignation was accepted on March 27, 2014.

Our Board of Directors appointed Jeffery Peterson, our Vice President of Finance to fill the vacancy on the Board created by Mr. Carter’s resignation, effective April 25, 2014.  Mr. Peterson has been our V.P. Finance since July 2012.  Before his appointment as Vice President, Mr. Peterson served in various capacities at ActiveCare from July 2011.  Prior to joining ActiveCare, From January 2010 until July 2011, Mr. Peterson was the Director of Investor Relations for SecureAlert, Inc., our former parent corporation.  Prior to joining SecureAlert, Mr. Peterson was an owner and worked at Alpine Securities, a stock brokerage firm in Utah, where his duties included broker, market maker, Communications Officer and AML Officer, while holding the following FINRA securities licenses: 7, 63, 55, and 24.  Mr. Peterson graduated from the University of Utah with a Bachelor of Arts degree in Finance and Business Administration, and was a member of the University Venture Fund.  Mr. Peterson is also an observation (non-voting) board member of the boards of directors of Juneau Biosciences and CoNextions Medical.

On April 25, 2014, the Board of Directors appointed Michael Jones as President of the Registrant. Mr. Jones founded Interactive Care in 2007, filing several patents in the field of video collaboration as a tool for delivery of medical care.  As Executive Vice President at RemedyMD, Mr. Jones led in the advancement of medical collaboration and the utilization of informatics technologies for the treatment of obesity and diabetes.  Mr. Jones was previously Executive Vice President of Sales and Marketing at iBahn (formerly STSN).  Mr. Jones also led numerous sales and operations organizations at Iomega Corporation.  Mr. Jones has also held domestic and international senior sales leadership roles at Siebel Systems, Silicon Graphics and Oracle.  A published author and contributor to periodicals and industry publications, Mr. Jones graduated summa cum laude from the University of Utah with a degree in English.  He serves on the board of directors of the National Alliance on Mental Illness for the State of Utah.

 Also on April 25, 2014, the Board of Directors appointed Jonathan Olson to be the Registrant’s Chief Operating Officer; he will also continue in his role of Chief Technology Officer.  Mr.Olson has nearly 20 years of experience in managing the development and implementation of clinical informatics applications. As the first employee of TheraDoc, he led the architecture, design, and implementation of the TheraDoc Clinical Intelligence Platform.  He has been a contributing author in numerous peer-reviewed publications and holds two patents. Mr. Olson played a key role during the acquisition of TheraDoc by Hospira, Inc. in 2009.  During his tenure at Hospira TheraDoc, Mr. Olson also held positions of responsibility over the services organization, including project management, training, data integration and support.  He was instrumental in helping the organization achieve Best in KLAS in 2012 for the Infection Control Assistant.  Prior to joining TheraDoc, Mr. Olson led the Web team at the University of Utah Health Sciences Center and was involved in the creation of one of the first web-based medical record systems in the world.  Mr. Olson received his bachelor’s degree in computer science and further training in medical informatics from the University of Utah.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:
Michael G. Acton Chief Financial Officer

Date: May 2, 2014